EXECUTION

AMENDMENT NO. 4 TO
NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 (the “Amendment”), dated as of February 23, 2006, is by and between INTERLEUKIN GENETICS, INC., a Delaware corporation (the “Company”), and PYXIS INNOVATIONS INC., a Delaware corporation (“Pyxis”).

The Company and Pyxis are parties to a Note Purchase Agreement dated as of October 23, 2002, as amended November 13, 2002, January 28, 2003, and March 5, 2003 (the “Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

The parties agree as follows:

1.                                       Recital C of the Agreement is revised to reflect the following developments since the Initial Closing:

Pyxis has purchased, and the Company has sold and issued to Pyxis, a promissory note in a principal amount of $500,000 on each of the following dates: October 23, 2002, November 14, 2002, December 16, 2002, and January 28, 2003 (the “Existing Notes”).

On March 5, 2003, the Company and Pyxis entered into Stock Purchase Agreement (the “Stock Purchase Agreement”) and various agreements referenced therein (collectively, the “Affiliation Agreements”). Pursuant to Section 2.5 of the Stock Purchase Agreement, Pyxis (i) has agreed to extend further credit to the Company to expand its research partnerships (the “Research Loans”), and (ii) refinanced the Company’s bridge financing loans previously due in August 2003 (the “Refinancing Loan”). In addition, pursuant to Section 2.6 of the Stock Purchase Agreement, the Company and Pyxis amended and restated the terms of the Existing Notes.

On March 5, 2005, the Company and Pyxis amended the Stock Purchase Agreement to extend until March 5, 2007 the period during which Pyxis agrees to purchase additional Notes pursuant to Section 2.2B of this Agreement (Research Loans), subject to the terms and conditions of this Agreement.

2.                                       The following new Sections shall be added immediately following Section 2.2D of the Agreement:

2.2E                Working Capital Loans. At any time prior to April 1, 2007, Pyxis hereby agrees to purchase, and the Company hereby agrees to sell and issue to Pyxis, one or more Notes, the aggregate principal amount of which shall not exceed $2,000,000 (each, a “Working Capital Loan”). Subject to the terms and conditions of this Agreement, the closing of these purchases (each, a “Subsequent Closing”) will take place within ten business days following the Company’s written request to Pyxis to make such loan. For the purposes of each Working Capital Loan: (a) Pyxis hereby waives each of the closing conditions set forth in Section 2.5 except Section 2.5.3 (Injunction), Section 2.5.8 (Event of

Default), and Section 2.5.12 (Other Documents); and (b) the Company hereby waives each of the closing conditions set forth in Section 2.4 except Section 2.4.3 (Injunction).

2.2F                Form of Note. The Note for each Working Capital Loan shall be in a form substantially similar to the form of the Existing Notes; provided (a) the term of the Note shall be five years from the date of issuance, (b) interest shall be prime plus 1%, paid quarterly; and (c) the sections entitled “Conversion” and “Amends and Restates” shall be excluded.

3.                                       Section 2.5.1 of the Stock Purchase Agreement and Sections 2.2B and 5.1 of the Agreement are each hereby amended to (a) remove the requirement that the Research Loans be used only for specific purposes, and (b) permit the Research Loans to be used for general working capital purposes.

4.                                       Except as amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This Amendment No. 4 to Note Purchase Agreement is signed as of the date first written above.

INTERLEUKIN GENETICS, INC

By	/s/ PHILIP R. REILLY

Its:	CEO
PYXIS INNOVATIONS INC.

By	/s/ KIM S. MITCHELL
Kim S. Mitchell
Its:	Assistant Secretary